Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces First Quarter Fiscal 2010 Financial Results
First Quarter Fiscal 2010 Highlights Include:

GAAP Results:
Revenues	$60.2 million
Income from Operations (EBIT)	$6.1 million
EBIT Margin	10.1%
Diluted Earnings Per Share	$0.06

Non-GAAP Results:
Income from Operations (EBIT)	$9.3 million
EBIT Margin	15.5%
Diluted Earnings Per Share	$0.15
OCEANPORT, N.J. — August 4, 2009 — CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2009.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We delivered a solid first quarter which was highlighted by a 10% growth in revenues and a 30% increase in Non-GAAP EBIT. Our Q1 revenue growth was driven by more enterprise deals during the quarter, strong demand for our Simpana 8 suite of products, especially deduplication and virtualization, and excellent results from our services organization. Our performance in a challenging economic environment demonstrates the quality and value that our Simpana software suite and related services provide to our customers worldwide.”
Total revenues for the first quarter of fiscal 2010 were $60.2 million, an increase of 10% over the first quarter of fiscal 2009 and an increase of 7% over the prior quarter. Software revenue in the first quarter of fiscal 2010 was $29.1 million, an increase of 5% year-over-year and up 6% sequentially. Services revenue in the first quarter of fiscal 2010 was $31.1 million, up 14% year-over-year and 9% sequentially.

Income from operations (EBIT) was $6.1 million for the first quarter, a 34% increase from $4.5 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 30% to $9.3 million in the first quarter of fiscal 2010 compared to $7.2 million in the first quarter of the prior year.
For the first quarter of fiscal 2010, CommVault reported net income of $2.4 million, a decrease of $1.0 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 17% to $6.4 million, or $0.15 per diluted share, from $5.5 million, or $0.12 per diluted share, in the same period of the prior year.
Operating cash flow totaled $13.0 million for the first quarter of fiscal 2010 compared to $14.1 million in the first quarter of fiscal 2009. Total cash and cash equivalents were $119.2 million as of June 30, 2009 compared to $105.2 million as of March 31, 2009.
CommVault did not repurchase any shares of common stock under its share repurchase plan during the first quarter of fiscal 2010. As of August 4, 2009, CommVault has repurchased $40.2 million of common stock (2,853,305 shares) out of the $80.0 million in total that is authorized under its stock repurchase program. As a result, CommVault may repurchase an additional $39.8 million of its common stock under the current program which runs through March 31, 2010.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On June 11, 2009, CommVault announced that McAfee, Inc. and CommVault have aligned to offer customers the availability of integrated data and security management features utilizing the two companies’ respective data management, backup and security solutions.

•	On June 8, 2009, CommVault announced that it has strengthened its global OEM partnership with Dell through the introduction of the Dell PowerVault DL2000,

powered by CommVault Simpana 8 software. This new joint offering is designed to help small and medium-sized businesses (SMBs) achieve significant operational efficiencies and cost savings with an all-in-one disk-based solution featuring embedded block-level deduplication and improved management of virtualized environments.

•	On June 2, 2009, CommVault announced that it has been recognized in Gartner’s 2009 Magic Quadrant for E-Mail Active Archiving, published May 19, 2009[1]. CommVault’s E-mail Archiving and data retention solutions blend seamlessly as integral parts of the company’s overall holistic approach to data and information management.

•	On July 14, 2009, CommVault announced that it continues to expand its North American PartnerAdvantage program with the addition of new online sales and technical accreditation capabilities. The enhancements reinforce the company’s ongoing commitment to building and maintaining a robust channel by continually investing in cost-effective yet powerful tools and solutions that help channel partners drive revenue from CommVault® Simpana® 8 software.

•	On June 25, 2009, CommVault announced it was one of three companies selected as a 2009 Microsoft Worldwide Partner Conference Awards finalist in Advanced Infrastructure Solutions, Storage Solutions.

•	On May 11, 2009, CommVault announced that it surpassed the 10,000 customer milestone as forward-looking businesses around the world invest in CommVault technology and its proven ability to wring cost and complexity out of their existing environments.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 32% in fiscal 2010 and 30% in fiscal 2009.
CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical fluctuations CommVault has experienced in its GAAP effective tax rate. The GAAP effective tax rate in the first quarter of fiscal 2010 was 60% and includes a non-cash charge to income tax expense for $915,000 to write-off deferred tax assets improperly recorded during the year ended March 31, 2008. The correction of this error is not material to any prior annual fiscal period and is not expected to be material to our estimated fiscal 2010 financial position or results of operations. The GAAP effective tax rate was 44% for fiscal 2009 was 23% for fiscal 2008.

CommVault currently expects that its long-term terminal tax rate will be in the low to mid thirty percent range. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 30% in fiscal 2009 and will measure itself to a non-GAAP effective tax rate of 32% in fiscal 2010 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, August 4, 2009, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results. To access this call, dial 866-730-5768 (domestic) or 857-350-1592 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
About the Magic Quadrant
The Magic Quadrant is copyrighted May 19, 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

[1]	DiCenzo, Carolyn; Chin, Kenneth; Gartner, Magic Quadrant for E-Mail Active-Archiving (Gartner, Inc. 19 May 2009)

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Revenues:
Software	$29,105	$27,704
Services	31,141	27,291

Total revenues	60,246	54,995

Cost of revenues:
Software	741	704
Services	7,609	6,886

Total cost of revenues	8,350	7,590

Gross margin	51,896	47,405

Operating expenses:
Sales and marketing	30,382	27,564
Research and development	7,619	7,436
General and administrative	6,936	7,031
Depreciation and amortization	893	861

Income from operations	6,066	4,513

Interest expense	(23)	—
Interest income	113	609

Income before income taxes	6,156	5,122

Income tax expense	(3,721)	(1,645)

Net income	$2,435	$3,477

Net income per common share:
Basic	$0.06	$0.08

Diluted	$0.06	$0.08

Weighted average common shares outstanding:
Basic	41,646	42,674

Diluted	43,764	44,851

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$119,214	$105,205
Trade accounts receivable, net	42,619	44,020
Prepaid expenses and other current assets	3,970	3,782
Deferred tax assets	12,871	13,144

Total current assets	178,674	166,151

Deferred tax assets	32,132	33,463
Property and equipment, net	6,451	6,282
Other assets	857	1,091

Total assets	$218,114	$206,987

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,510	$1,798
Accrued liabilities	19,026	18,407
Deferred revenue	65,494	61,356

Total current liabilities	86,030	81,561

Deferred revenue, less current portion	7,621	7,760
Other liabilities	7,025	6,377

Total stockholders’ equity	117,438	111,289

Total liabilities and stockholders’ equity	$218,114	$206,987

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Cash flows from operating activities
Net income	$2,435	$3,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	922	888
Noncash stock-based compensation	3,189	2,578
Excess tax benefits from stock-based compensation	(155)	(474)
Deferred income taxes	1,943	(37)

Changes in operating assets and liabilities:
Accounts receivable	3,165	6,392
Prepaid expenses and other current assets	(120)	(346)
Other assets	286	6
Accounts payable	(360)	(428)
Accrued liabilities	41	(906)
Deferred revenue	1,420	2,774
Other liabilities	187	147

Net cash provided by operating activities	12,953	14,071

Cash flows from investing activities
Purchase of property and equipment	(913)	(1,556)

Net cash used in investing activities	(913)	(1,556)

Cash flows from financing activities
Repurchase of common stock	—	(7,841)
Proceeds from the exercise of stock options and vesting of restricted stock awards	532	1,239
Excess tax benefits from stock-based compensation	155	474

Net cash provided by (used in) financing activities	687	(6,128)

Effects of exchange rate — changes in cash	1,282	161

Net increase in cash and cash equivalents	14,009	6,548
Cash and cash equivalents at beginning of period	105,205	91,661

Cash and cash equivalents at end of period	$119,214	$98,209

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$6,066	$4,513
Noncash stock-based compensation (1)	3,189	2,578
FICA expense on stock option exercises and vesting on restricted stock awards (2)	74	96

Non-GAAP income from operations	$9,329	$7,187

GAAP net income	$2,435	$3,477
Noncash stock-based compensation (1)	3,189	2,578
FICA expense on stock option exercises and vesting on restricted stock awards (2)	74	96
Non-GAAP provision for income taxes adjustment (3)	707	(694)

Non-GAAP net income	$6,405	$5,457

Diluted weighted average shares outstanding	43,764	44,851

Non-GAAP diluted net income per share	$0.15	$0.12

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended
	June 30,
	2009	2008
Cost of services revenue	$108	$63
Sales and marketing	1,448	1,174
Research and development	481	358
General and administrative	1,152	983

Stock-based compensation expense	$3,189	$2,578

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 32% in fiscal 2010 and 30% in fiscal 2009.